                                                                     EXHIBIT 4.2

================================================================================



                                 A/B EXCHANGE
                         REGISTRATION RIGHTS AGREEMENT


                          Dated as of March 18, 1996

                                 by and among

                               CODA ENERGY, INC.
                       DIAMOND ENERGY OPERATING COMPANY
                              TAURUS ENERGY CORP.
                           ELCECTRA RESOURCES, INC.

                                      and

                             GOLDMAN, SACHS & CO.
                           CHEMICAL SECURITIES INC.
                             ECT SECURITIES CORP.
                       NATIONSBANC CAPITAL MARKETS, INC.



================================================================================

     This Registration Rights Agreement (this "Agreement") is made and entered
                                               ---------
into as of March 18, 1996 by and among Coda Energy, Inc., a Delaware corporation (the "Company"), Diamond Energy Operating Company, an Oklahoma corporation,
      -------
Taurus Energy Corp., a Texas corporation, Electra Resources, Inc., a Texas corporation (each a "Guarantor" and, collectively, the "Guarantors"), and
                     ---------                          ----------
Goldman, Sachs & Co., Chemical Securities Inc., ECT Securities Corp. and NationsBanc Capital Markets, Inc. (each a "Purchaser" and, collectively, the
                                           ---------
"Purchasers"), each of whom has agreed to purchase the Company's 10 1/2% Series
 ----------
A Senior Subordinated Notes due 2006 (the "Series A Notes") pursuant to the
                                           --------------
Purchase Agreement (as defined below).

     This Agreement is made pursuant to the Purchase Agreement, dated March 12, 1996 (the "Purchase Agreement"), by and among the Company, the Guarantors and
           ------------------
the Purchasers. In order to induce the Purchasers to purchase the Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Purchasers set forth in Section 2 of the Purchase Agreement.

     The parties hereby agree as follows:

SECTION 1.     DEFINITIONS

     As used in this Agreement, the following capitalized terms shall have the following meanings:

     Act:  The Securities Act of 1933, as amended.
     ---

     Blocking Notice:  Written notice from the Company that (i) an amendment or
     ---------------
supplement to the Exchange Offer Registration Statement, or a distribution of Notes under a Shelf Registration Statement, as applicable, would require the public disclosure of material non-public information concerning any transaction or negotiation involving the Company or any of its affiliates that, in the Company's judgment exercised reasonably and in good faith, would materially interfere with such transaction or negotiations, or (ii) such amendment or supplement would otherwise require premature disclosure of non-public information that, in the Company's judgment, exercised reasonably and in good faith, would adversely affect or otherwise be detrimental to the Company.

     Blocking Period:  The period of time beginning with the receipt by the
     ---------------
Holders of a Blocking Notice and ending on the earliest to occur of (x) 30 days from the receipt by the Holders of a Blocking Notice, (y) the date upon which the transactions or negotiations that are the subject of the Blocking Notice have been publicly disclosed or terminated and (z) the receipt by the Holders of a Blocking Termination Notice or a Shelf Blocking Termination Notice, as applicable.

     Blocking Termination Notice:  As defined in Section 3(c) hereof.
     ---------------------------

     Broker-Dealer:  Any broker or dealer registered under the Exchange Act.
     -------------

     Closing Date:  The date of this Agreement.
     ------------

     Commission:  The Securities and Exchange Commission.
     ----------

     Consummate:  A Registered Exchange Offer shall be deemed "Consummated" for
     ----------
purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Series B Notes to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar under the Indenture of Series B Notes in the same aggregate principal amount as the aggregate principal amount of Series A Notes that were tendered by Holders thereof pursuant to the Exchange Offer. The term "Consummation" shall have a correlative meaning.

     Damages Payment Date:  With respect to the Series A Notes, each Interest
     --------------------
Payment Date.

     Effectiveness Target Date:  As defined in Section 5 hereof.
     -------------------------

     Exchange Act:  The Securities Exchange Act of 1934, as amended.
     ------------

     Exchange Offer:  The registration by the Company under the Act of the
     --------------
Series B Notes pursuant to a Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Series B Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

     Exchange Offer Registration Statement:  The Registration Statement
     -------------------------------------
relating to the Exchange Offer, including the related Prospectus.

     Exempt Resales:  The transactions in which the Purchasers propose to sell
     --------------
the Series A Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, and to certain institutional "accredited investors," as such term is defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Act ("Accredited Institutions").
                             -----------------------

     Holders:  As defined in Section 2(b) hereof.
     -------

     Indemnified Holder:  As defined in Section 8(a) hereof.
     ------------------

     Indenture:  The Indenture, dated as of March 18, 1996,  among the Company,
     ---------
Texas Commerce Bank Dallas National Association, as trustee (the "Trustee"), and
                                                                  -------
the Guarantors, pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

     Interest Payment Date:  As defined in the Indenture and the Notes.
     ---------------------

     NASD:  National Association of Securities Dealers, Inc.
     ----

     Notes:  The Series A Notes and the Series B Notes.
     -----

     Person:  An individual, partnership, corporation, limited liability
     ------
company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     Prospectus:  The prospectus included in a Registration Statement, as
     ----------
amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

     Record Holder:  With respect to any Damages Payment Date relating to the
     -------------
Notes, each Person who is a Holder of the Notes on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur and who is entitled to liquidated damages in accordance with Section 5 hereof.

     Registration Default:  As defined in Section 5 hereof.
     --------------------

     Registration Statement:  Any registration statement of the Company
     ----------------------
relating to (a) an offering of Series B Notes pursuant to an Exchange Offer or
(b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

     Series B Notes:  The Company's 10 1/2% Series B Senior Subordinated
     --------------
Notes due 2006 to be issued pursuant to the Indenture in the Exchange Offer.

     Shelf Blocking Termination Notice:  As defined in Section 4(c) hereof.
     ---------------------------------

     Shelf Filing Deadline:  As defined in Section 4 hereof.
     ---------------------

     Shelf Registration Statement:  As defined in Section 4 hereof.
     ----------------------------

     TIA:  The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as
     ---
in effect on the date on which the Indenture is qualified under the TIA.

     Transfer Restricted Securities:  Each Note until (i) the date on which
     ------------------------------
such Note has been exchanged by a person other than a broker-dealer for a Series B Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for a Series B Note, the date on which such Series B Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act.

     Underwritten Registration or Underwritten Offering:  A registration in
     -------------------------    ---------------------
which securities of the Company are sold to an underwriter for reoffering to the public.


SECTION 2.     SECURITIES SUBJECT TO THIS AGREEMENT

     (a)  Transfer Restricted Securities.  The securities entitled to the
          ------------------------------
benefits of this Agreement are the Transfer Restricted Securities.

     (b)  Holders of Transfer Restricted Securities.  A Person is deemed to be a
          -----------------------------------------
holder of Transfer Restricted Securities (each, a "Holder") whenever such Person
                                                   ------
owns Transfer Restricted Securities.


SECTION 3.     REGISTERED EXCHANGE OFFER

     (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), the Company and the Guarantors shall (i) cause to be filed with the Commission on or prior to 30 days after the Closing Date (which 30-day period shall be extended by a number of days equal to the number of business days that the Commission is officially closed during such period, if any), a Registration Statement under the Act relating to the Series B Notes and the Exchange Offer, (ii) use their best efforts to cause such Registration Statement to be declared effective by the Commission on or prior to 90 days after the Closing Date (which 90-day period shall be extended by a number of days equal to the number of business days that the Commission is officially closed during such period, if any), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings in connection with the registration and qualification of the Series B Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Registration Statement, commence the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Series B Notes to be offered in exchange for the Transfer Restricted Securities and to permit resales of Notes held by Broker-Dealers as contemplated by Section 3(c) below.

     (b) The Company shall use its best efforts to cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 business days. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Notes shall be included in the Exchange Offer Registration Statement. The Company shall use its best efforts to cause the Exchange Offer to be Consummated on or prior to 30 business days after the Exchange Offer Registration Statement has become effective.

     (c) The Company shall indicate in a "Plan of Distribution" section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Series A Notes that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), may exchange such Series A Notes pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with any resales of the Series B Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Notes held by any such Broker-Dealer except to the extent required by the Commission.

     The Company and the Guarantors shall use their best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of the Notes acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year from the date on which the Exchange Offer Registration Statement is declared effective; provided that, following the thirtieth day after the Consummation of the Exchange Offer, the Company shall not be required to amend or supplement the Exchange Offer Registration Statement during the occurrence of a Blocking Period. The Company shall promptly send each Holder written notice (a "Blocking
                                                                        --------
Termination Notice") at the earliest of such times as (x) the transactions or
- ------------------
negotiations that are the subject of the Blocking Period Notice that triggered the Blocking Period have been publicly disclosed or terminated, (y) such non-public information has been publicly disclosed, or
(z) counsel to the Company has determined that such disclosure is not required due to subsequent events. In no event may a Blocking Notice be delivered prior to the Consummation of the Exchange Offer and, thereafter, only two Blocking Notices may be delivered pursuant to this Agreement during any period of 360 consecutive days.

     The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such one-year period in order to facilitate such resales.


SECTION 4.     SHELF REGISTRATION

          (a)  Shelf Registration. If (i) the Company is not required to file an
               ------------------
Exchange Offer Registration Statement or to Consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with) or (ii) if any Holder of Transfer Restricted Securities shall notify the Company on or prior to the 20th business day following the Consummation of the Exchange Offer (A) that such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) that such Holder may not resell the Series B Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) that such Holder is a Broker-Dealer and holds Series A Notes acquired directly from the Company or one of its affiliates, then the Company and the Guarantors shall

               (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf
                                                                  -----
     Registration Statement") on or prior to the earliest to occur of (1)
     ----------------------
     the 30th day after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement (which 30-day period shall be extended by a number of days equal to the number of business days that the Commission is officially closed during such period, if any) or not permitted to Consummate the Exchange Offer as contemplated in clause (i) above or (2) the 30th day after the date on which the Company receives notice from a Holder of Transfer Restricted Securities as contemplated by clause (ii) above (which 30-day period shall be extended by a number of days equal to the number of business days that the Commission is officially closed during such period, if any) (such earliest date being the "Shelf Filing Deadline"), which Shelf Registration
                ---------------------
     Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

               (y) use their best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 90th day after the Shelf Filing Deadline (which 90-day period shall be extended by a number of days equal to the number of business days that the Commission is officially closed during such period, if any).

Subject to Section 4(c), the Company and the Guarantors shall use their best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of the Notes by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least three years following the Closing Date or such shorter period permitted under Rule 144(k) (or a successor clause) promulgated pursuant to the Securities Act.

          (b)  Provision by Holders of Certain Information in Connection
               ---------------------------------------------------------
with the Shelf Registration Statement. No Holder of Transfer Restricted
- -------------------------------------
Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 10 business days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 5 hereof unless and until such Holder shall have provided all such reasonably requested information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading and not to omit any material fact.

          Each Holder shall (i) furnish each broker through whom it offers the Notes such number of copies of the Prospectus included in the Shelf Registration Statement and any supplements thereto or amendments thereof which such broker may require and (ii) inform such broker (a) as to the aggregate principal amount of Notes offered through such broker; (b) that such Notes are part of a distribution and (c) that such broker may, therefore, be subject to the provisions of Rule 10b-6 under the Exchange Act until such time as such broker has completed the sale of all such Notes pursuant to the Shelf Registration Statement.

          Each Holder shall promptly furnish to each person (including each broker) to whom such Holder has delivered copies of the Prospectus included in a Shelf Registration Statement an equivalent number of copies of any amendment thereof or supplement thereto.

          Each Holder shall, promptly after the end of each week in which any disposition of the Notes by such Holder has occurred and upon completion of the distribution of the Notes pursuant to the Shelf Registration Statement, report to the Company, upon request, such dispositions made during such week or upon such completion, as the case may be.

          Upon request from the Company, each Holder shall advise the Company of the dates on which it then expects to commence and terminate a distribution, the aggregate principal amount of Notes expected to be sold, the method of disposition and such other information as the Company may reasonably request in order to supplement the Prospectus included in a Shelf Registration Statement in accordance with the rules and regulations of the Commission.

          (c) Upon the receipt by the Holders of a Blocking Notice from the Company, the Holders shall cease any distribution of the Notes under a Shelf Registration Statement for the Blocking Period. The Company shall promptly send each Holder written notice (a "Shelf Blocking Termination Notice") at the
                               ---------------------------------
earliest such time as (x) the transactions or negotiations that are the subject of the Blocking Notice have been publicly disclosed or terminated, (y) such non-public information has been publicly disclosed, or (z) counsel to the Company has determined that such disclosure is not required due to subsequent events.
No Blocking Notice may be delivered prior to the Consummation of the Exchange Offer and, thereafter, only two Blocking Notices may be delivered pursuant to this Agreement during any period of 360 consecutive days.


SECTION 5.     LIQUIDATED DAMAGES

          If (i) any of the Registration Statements required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any of such Registration Statements has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the "Effectiveness Target Date"), (iii) the
                                      -------------------------
Exchange Offer has not been Consummated on or prior to 30 business days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose (other than pursuant to Section 4(c) hereof), without being succeeded within five business days by a post-effective amendment or supplement to such Registration Statement that cures such failure and that has been declared effective (each such event referred to in clauses (i) through
(iv), a "Registration Default"), the Company and the Guarantors hereby jointly
         --------------------
and severally agree to pay liquidated damages to each Holder of Transfer Restricted Securities affected thereby with respect to the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to $.05 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues. The amount of the liquidated damages shall increase by an additional $.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.50 per week per $1,000 principal amount of Transfer Restricted Securities. All accrued liquidated damages shall be paid on each Damages Payment Date at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of liquidated damages may be made by federal funds check mailed to each Record Holder at its address set forth in the register of Holders of Notes; provided that all payments with respect to the Global Note and Certificated Securities having an aggregate principal amount of $5.0 million or more the Holders of which have given wire transfer instructions to the Company at least 10 Business Days prior to the applicable Damages Payment Date be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the accrual of liquidated damages with respect to such Transfer Restricted Securities will cease.

          All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Security shall have been satisfied in full.


SECTION 6.     REGISTRATION PROCEDURES

          (a)  Exchange Offer Registration Statement.  In connection with the
               -------------------------------------
Exchange Offer, the Company and the Guarantors shall comply with all of the provisions of Section 6(c) below, shall use their best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

               (i) If in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law, the Company and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Series A Notes. The Company and the Guarantors each hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. The Company and the Guarantors each hereby agrees, however, to (A) participate in telephonic conferences with the Commission staff, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and
     (C) diligently pursue a resolution (which need not be favorable) by the Commission staff of such submission.

               (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company,
     (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Series B Notes to be issued in the Exchange Offer and
     (C) it is acquiring the Series B Notes in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company's preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc.
                                              ----------------------------
     (available June 5, 1991) and Exxon Capital Holdings Corporation (available
                                  ----------------------------------
     May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by
     Item 507 or 508, as applicable, of Regulation S-K if the resales are of Series B Notes obtained by such Holder in exchange for Series A Notes acquired by such Holder directly from the Company.

               (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May
                              ----------------------------------
     13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) and, if
                ----------------------------
     applicable, any no-action letter obtained pursuant to clause (i) above and
     (B) including a representation that neither the Company nor the Guarantors has entered into any arrangement or understanding with any Person to distribute the Series B Notes to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the Series B Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Series B Notes received in the Exchange Offer.


          (b)  Shelf Registration Statement.  In connection with the Shelf
               ----------------------------
Registration Statement, the Company and the Guarantors shall comply with all the provisions of Section 6(c) below and shall use their best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as possible prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

          (c)  General Provisions.  In connection with any Registration
               ------------------
Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of the Notes by Broker-Dealers), the Company shall:

               (i) use its best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Act or any regulation thereunder, financial statements of the Guarantor) for the period specified in Section 3 or 4 of this Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein
     (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall, subject to
     Section 4(c), file promptly an appropriate amendment or supplement to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

               (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

               (iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

               (iv) in connection with the Shelf Registration Statement contemplated by Section 6(b) above, furnish to each of the selling Holders who shall have requested such and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review of such Holders and underwriter(s), if any, for a period of at least five business days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which a selling Holder of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object within five business days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

               (v)    in connection with the Shelf Registration contemplated by
     Section 6(b) above, promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders who shall have requested such and to the underwriter(s), if any, make the Company's representatives available (and representatives of the Guarantor) for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

               (vi) subject to appropriate confidentiality protections, make available at reasonable times for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and the Guarantors and cause the Company's and the Guarantors' officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness;

               (vii) if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

               (viii) cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies (unless already so rated), if so requested by the Holders of a majority in aggregate principal amount of Notes covered thereby or the underwriter(s), if any;

               (ix) furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all, if requested, exhibits (including, if requested, exhibits incorporated therein by reference);

               (x) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantors hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

               (xi) in connection with the Shelf Registration Statement contemplated by Section 6(b) above, enter into, and cause the Guarantors to enter into, such agreements (including an underwriting agreement), and make, and cause the Guarantors to make, such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted

     Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be requested by any Purchaser or by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and if the registration is an Underwritten Registration, the Company and the Guarantors shall:

               (A) furnish to each Purchaser, each selling Holder and each underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the Consummation of the Exchange Offer and, if applicable, the effectiveness of the Shelf Registration Statement:

                    (1) a certificate, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of each of the Company and the Guarantors, confirming, as of the date thereof, the matters set forth in subsections (c), (d), (e) and (k) of Section 7 of the Purchase Agreement and such other matters as such parties may reasonably request;

                    (2) an opinion, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company and the Guarantors, covering, to the extent reasonably necessary in connection with an Underwritten Offering, the matters set forth in subsections (c) and (d) of Section 7 of the Purchase Agreement and such other matter as such parties may reasonably request, and in any event including a statement to the effect as set forth in the last paragraph of subsections (c) and
               (d) of Section 7 of the Purchase Agreement;

                    (3) a customary comfort letter, dated as of the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 7(d) of the Purchase Agreement, without exception; and

                    (4) a customary comfort letter, dated as of the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Company's independent petroleum engineer, in the customary form and covering matters of the type customarily covered in comfort letters by independent petroleum engineers in connection with primary underwritten offerings of securities of companies involved in the oil and gas industry, and affirming the matters set forth in the comfort letters delivered pursuant to Section 7(e) of the Purchase Agreement, without exception;

               (B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

               (C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (xi), if any.

          If at any time the representations and warranties of the Company and the Guarantors contemplated in clause (A)(1) above cease to be true and correct, the Company or the Guarantors shall so advise the Purchasers and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

               (xii) prior to any public offering of Transfer Restricted Securities, cooperate with, and cause the Guarantors to cooperate with, the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that neither the Company nor the Guarantors shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

               (xiii) shall issue, upon the request of any Holder of Series A Notes covered by the Shelf Registration Statement, Series B Notes, having an aggregate principal amount equal to the aggregate principal amount of Series A Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Series B Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Notes, as the case may be; in return, the Series A Notes held by such Holder shall be surrendered to the Company for cancellation;

               (xiv) cooperate with, and cause the Guarantors to cooperate with, the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two business days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

               (xv) use its best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the provision contained in clause (viii) above; provided, however, that the Company's obligations pursuant to this clause (xv) shall not extend to actions necessary to enable the seller or sellers of Transfer Restricted Securities or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities if such actions are necessary only as a result of the status of such seller or sellers or underwriter(s) as regulated entities under any regulatory regime other than the securities laws of the United States or any state thereof;

               (xvi) subject to Sections 3(c) and 4(c) hereof, if any fact or event contemplated by clause (c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

               (xvii) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of the Registration Statement and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depositary Trust Company;

               (xviii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use its reasonable best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

               (xix) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement;

               (xx) use its best efforts to cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate, and cause the Guarantors to cooperate, with the Trustee and the Holders of the Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and cause the Guarantors to execute, and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

               (xxi) use its best efforts to cause all Transfer Restricted Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the Holders of a majority in aggregate principal amount of Series A Notes or the managing underwriter(s), if any; and

               (xxii) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.

          Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the "Advice") by the Company that the use of
                                        ------
the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section

6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice.


SECTION 7.     REGISTRATION EXPENSES

          (a) All expenses incident to the Company's or the Guarantors' performance of or compliance with this Agreement will be borne by the Company or the Guarantors, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Purchaser or Holder with the NASD (and, if applicable, the reasonable and necessary fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Series B Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantors and, subject to Section 7(b) below, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

          The Company will, in any event, bear its and the Guarantors' internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

          (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company will reimburse the Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements, which, without the prior approval of the Company (which approval shall not be unreasonably withheld), shall not exceed $20,000, of not more than one counsel, who shall be Latham & Watkins or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8.     INDEMNIFICATION

          (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any Holder (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (i),
(ii) or (iii) may hereinafter be referred to as an "Indemnified Holder"),
                                                    ------------------
against losses, claims, damages or liabilities to which such Indemnified Holder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Indemnified Holder for any legal or other expenses reasonably incurred by such Indemnified Holder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement or Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Indemnified Holder expressly for use therein.

          In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company or any Guarantor, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company and the Guarantors in writing (provided, that the failure to give such notice shall not relieve the Company or any Guarantor of its obligations pursuant to this Section 8(a), except to the extent that the Company and the Guarantors are substantially prejudiced thereby). Such Indemnified Holder shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Company and the Guarantors, provided that the Company and the Guarantors may assume the defense of such action with counsel satisfactory to the Indemnified Holder (who shall not, except with the consent of the Indemnified Holder, be counsel for the Company or the Guarantors). Each of the Company and the Guarantors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Indemnified Holders. The Company shall be liable for any settlement of any such action or proceeding effected with the Company's prior written consent and the Company agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company. The Company shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

          (b) Each Holder of Transfer Restricted Securities, severally and not jointly, agree to indemnify and hold harmless the Company and the Guarantors, and their respective directors, officers, and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, and the respective officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company and the Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company and the Company or its directors or officers or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph. In no event shall the liability of any selling Holder hereunder be greater than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

          (c) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Holders on the other from their sale of Transfer Restricted Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (a) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Indemnified Holders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or the Indemnified Holders on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company, the Guarantors and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this subsection (c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (c). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required, in the aggregate, to contribute any amount in excess of the amount by which the total discount received by such Holder with respect to the Series A Notes exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this subsection (c) to contribute are several in proportion to the respective principal amount of Series A Notes held by each of the Holders hereunder and not joint.


SECTION 9.          RULE 144A

          The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.


SECTION 10.         PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

          No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11.         SELECTION OF UNDERWRITERS

          The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company.

SECTION 12.         MISCELLANEOUS

          (a)  Remedies.  The Company and the Guarantors agree that monetary
               --------
damages (including the liquidated damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (b)  No Inconsistent Agreements.  The Company will not, and will cause
               --------------------------
the Guarantors not to, on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor the Guarantors has previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.


          (c)  Amendments and Waivers.  The provisions of this Agreement may not
               ----------------------
be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered.

          (d)  Notices.  All notices and other communications provided for or
               -------
permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telecopier, or air courier guaranteeing overnight delivery:

               (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

               (ii)   if to the Company:

                                      Coda Energy, Inc.
                                      5735 Pineland Drive, Suite 300
                                      Dallas, Texas  75231

                                      Telecopier No.: (214) 265-4777
                                      Attention:  Grant W. Henderson

                              With a copy to:

                                      Haynes and Boone, L.L.P.
                                      3100 NationsBank Plaza
                                      901 Main Street
                                      Dallas, TX  75202

                                      Telecopier No.: (214) 651-5940
                                      Attention:  William L. Boeing, Esq.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt mechanically acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

          (e)  Successors and Assigns.  This Agreement shall inure to the
               ----------------------
benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

          (f)  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g)  Headings.  The headings in this Agreement are for convenience of
               --------
reference only and shall not limit or otherwise affect the meaning hereof.

          (h)  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
               -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

          (i)  Severability.  In the event that any one or more of the
               ------------
provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (j)  Entire Agreement.  This Agreement together with the other
               ----------------
Operative Documents (as defined in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                      CODA ENERGY, INC.


                                      By: /s/ JOE CALLAWAY
                                          ____________________________________
                                           Name: Joe Callaway
                                           Title: Vice President; General
                                                  Counsel and Secretary


                                      DIAMOND ENERGY OPERATING
                                      COMPANY


                                      By: /s/ JOE CALLAWAY
                                          _____________________________________
                                           Name: Joe Callaway
                                           Title: Vice President; Assistant
                                                  Secretary


                                      TAURUS ENERGY CORP.


                                      By: /s/ JOE CALLAWAY
                                          _____________________________________
                                           Name: Joe Callaway
                                           Title: Vice President; Assistant
                                                  Secretary

                                      ELECTRA RESOURCES, INC.


                                      By: /s/ JOE CALLAWAY
                                          _____________________________________
                                           Name: Joe Callaway
                                           Title: Vice President; Assistant
                                                  Secretary

GOLDMAN, SACHS & CO.


By:  ____________________________________
     Goldman, Sachs & Co.



CHEMICAL SECURITIES INC.


By:  ____________________________________
     Name:
     Title:


ECT SECURITIES CORP.


By:  ____________________________________
     Name:
     Title:


NATIONSBANC CAPITAL MARKETS, INC.


By:  ____________________________________
     Name:
     Title:

GOLDMAN, SACHS & CO.
  as Representative of the Purchasers

By: /s/ GOLDMAN, SACHS & CO.
    _________________________________
        Goldman, Sachs & Co.